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NAME OF REGISTRANT:
Institutional Fiduciary Trust
File No. 811-4267


EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders.






                  INSTITUTIONAL FIDUCIARY TRUST

         ACTION OF SOLE SHAREHOLDER BY WRITTEN CONSENT


           The undersigned, being the sole shareholder of the FRANKLIN STRUCTURED LARGE CAP CORE EQUITY FUND and FRANKLIN STRUCTURED LARGE CAP GROWTH EQUITY FUND (the "Funds"), a series of INSTITUTIONAL FIDUCIARY TRUST (the "Trust"), does hereby take the following action and does hereby consent to the following resolution:


     RESOLVED:   that  the  Investment  Advisory  Agreement,
     substantially in the form presented at this meeting, between the Trust on behalf of the Funds and the Adviser hereby is approved.


          By execution hereof, the undersigned shareholder waives prior notice of the foregoing action by written consent.


Dated:  March 31, 2003


                                   FRANKLIN RESOURCES, INC.


                                   By: /s/Murray L. Simpson
                                        Murray L. Simpson
                                        Executive Vice President